UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of  earliest event reported):  December 27, 2017

NATIONAL BANK HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35654	27-0563799

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Orchard, Suite 300, Greenwood Village, Colorado 80111

(Address of principal executive offices) (Zip Code)

720-529-3336

(Registrant’s telephone, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

Item 8.01.  Other Events.

On December 22, 2017, United States President Donald Trump signed into law “H.R.1”, formerly known as the “Tax Cuts and Jobs Act”, which among other items reduces the federal corporate tax rate to 21% effective January 1, 2018. As a result, National Bank Holdings Corporation (the “Company” or “NBHC”) will revalue its deferred tax asset. The Company performed an analysis to determine the impact of the revaluation of the deferred tax asset using the September 30, 2017 balance of $50.7 million. It is estimated that the value of the deferred tax asset will be reduced by a range of approximately $17.0 - $18.5 million and will be shown as an increase in fourth quarter income tax expense. This non-cash, one-time charge is expected to decrease fourth quarter’s earnings per share by $0.61 to $0.65, with a corresponding decrease to tangible book value per share of $0.63 to $0.67, based on estimated fourth quarter weighted average diluted shares and total shares outstanding.

On December 27, 2017, the Company issued a press release announcing that it plans to deliver a $1,000 bonus to all of its non-commissioned associates who earn a base salary of less than $50,000 annually as a result of the recently enacted tax legislation,  totaling approximately $525,000,  which will be accrued by the Company in the fourth quarter. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K and the exhibit filed herewith contain forward-looking statements. Any statements about NBHC’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties. NBHC’s actual results could differ materially from those expressed in or contemplated by such forward-looking statements as a result of a variety of factors, some of which are more fully described in the exhibit hereto and in NBHC’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and NBHC undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release dated December 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bank Holdings Corporation

By:	/s/ Zsolt K. Besskó
Name: Zsolt K. Besskó Title: Chief Administrative Officer and General Counsel

Date:  December 27, 2017